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Exhibit 10(m)
GE Capital Financial
GE Capital Financial Inc.
4246 South Riverboat Road, Salt Lake City, UT 84123
801 517-5000
February 12, 2004
LESCO, Inc
15885 Sprague Road
Strongsville, Ohio 44136
Attention: Jeff Rutherford, Chief Financial Officer
Re: Credit Based Promotion Pricing Adjustments
Jeff:
Reference is made to that certain Private Label Business Credit Program Agreement, dated as of December 16, 2003 (the “Program Agreement”) by and among LESCO, Inc., an Ohio corporation (“LESCO”), LESCO Services, Inc., an Ohio corporation (“LSI”), AIM Lawn & Garden Products, Inc, an Ohio corporation (“AIM”), and LESCO Technologies, LLC, a Nevada limited liability company (“LTLLC” and together with LESCO, LSI and AIM, the “LESCO Parties”), on the one hand, and GE Capital Financial Inc, a Utah industrial loan corporation (“Bank”), on the other. Capitalized terms not otherwise defined herein shall have the meaning given to such terms set forth in the Program Agreement.
As you know, the Program Agreement contemplates that the LESCO Parties and Bank may, from time to time offer credit based promotions to the commercial customers of the LESCO Parties. The terms of those promotions available as of the Program Commencement Date are set forth on Schedule 3.5(d) of the Program Agreement. You have requested that Bank amend Schedule 3.5(d) to provide for additional credit based promotions covering four and five month deferred payment periods. Subject to the terms and conditions contained in this letter agreement, Bank is willing to provide such additional credit based promotions. The newly added credit based promotions and the corresponding Promotional Fee Percentages and interest rate adjustments are set forth on the attached amended Schedule 3.5(d), which is hereby incorporated by reference into the Program Agreement.
Except as specifically amended hereby, the Program Agreement, and all terms contained therein, remains in full force and effect and the newly added credit based promotions reflected in the attached amended Schedule 3.5(d) shall be subject to the terms and conditions of the Program Agreement, including the re-pricing and interest adjustment provisions of Article 3. The Program Agreement, as amended by this letter agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof.
This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

The execution, delivery and performance of this letter agreement has been duly authorized by all requisite corporate action on the part of the LESCO Parties and Bank and upon execution by each party, will constitute a legal, binding obligation thereof.

Very truly yours, GE CAPITAL FINANCIAL INC.
By:	/s/ Brent P. Wallace
	Name:	Brent P. Wallace
	Title:	Executive Vice President-CFO

Acknowledged and agreed to this 27th day of February, 2004

THE LESCO PARTIES: LESCO, INC.
By:	/s/ Jeffrey Rutherford
	Name:	Jeffrey Rutherford
Its: Senior Vice President and Chief Financial Officer

LESCO SERVICES, INC.
By:	/s/ Jeffrey Rutherford
	Name:	Jeffrey Rutherford
Its: Vice President and Chief Financial Officer

LESCO TECHNOLOGIES, LLC
By:	/s/ Jeffrey Rutherford
	Name:	Jeffrey Rutherford
Its: Vice President and Chief Financial Officer

AIM LAWN & GARDEN PRODUCTS, INC.
By:	/s/ Jeffrey Rutherford
	Name:	Jeffrey Rutherford
Its: Vice President and Chief Financial Officer

SCHEDULE 3.5(d)
To
Business Credit Program Agreement
Initial Promotional Fee Percentages
Available as of the Program Commencement Date
I.  Promotional Fee Percentages. The following chart sets forth the Promotional Fee Percentages applicable to the Program as of the Program Commencement Date. Also set forth are the Interest Rate Adjustments contemplated by Section 3.6.

Credit Based Promotions	Promotional Fee Percentages		Interest Rate	Interest Rate
			Adjustment Per	Adjustment Per 25
			25 Basis Points	Basis Points
Deferred Payment Periods	Prox Accounts	BRC Accounts	Prox Accounts	BRC Accounts
3 Months	2.81%	2,79%	7bps	4bps
4 Months	3.40%	4.68%	9bps	7bps
5 Months	3.96%	6.16%	11bps	9bps
6 Months	4.59%	7.67%	13bps	11bps
7 Months	4.99%	8.61%	15bps	12bps
8 Months	5.47%	10.24%	17bps	14bps
9 Months	5.90%	11.45%	19bps	16bps

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